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                                                           EXHIBIT 23.1

                   CONSENT OF INDEPENDENT AUDITORS

Solutia Inc.:

     We consent to the incorporation by reference in this Registration Statement of Solutia Inc. on Form S-3 of our reports dated February 23, 2000 (which include an explanatory paragraph as to a change in method of accounting in 1997), appearing in and incorporated by reference in your Annual Report on Form 10-K for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Saint Louis, Missouri
September 18, 2000